Exhibit 99
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of June 29, 2026.
Inspired Capital Partners I, L.P.
By: Inspired Capital Partners GP I, LLC, its General Partner

By:
/s/ Alexa von Tobel

Name:  Alexa von Tobel

                                                Title:
                                                 Managing Member

Inspired Capital Partners TMS2, L.P.
By: Inspired Capital GP SPV, LLC, its General Partner

By:
/s/ Alexa von Tobel

Name: Alexa von Tobel

                                                Title:
                                                Managing Member

Inspired Capital TMS, L.P.
By:
Inspired Capital GP SPV, LLC, its General Partner

By:
/s/ Alexa von Tobel

Name: Alexa von Tobel

                                                Title:
                                                Managing Member

Inspired Capital Partners GP I, LLC

By:
/s/ Alexa von Tobel

Name: Alexa von Tobel

                                                Title:
                                                Managing Member

Inspired Capital GP SPV, LLC

By:
/s/ Alexa von Tobel

Name: Alexa von Tobel

                                                Title:
                                                Managing Member

Alexa von Tobel

/s/ Alexa von Tobel

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